Exhibit 99.2

Certification of Periodic Report

     I, Pamela D. Gormley, Corporate Controller of FleetBoston Financial Corporation and Fleet National Bank, the position responsible for overseeing the preparation of the financial statements of the FleetBoston Financial Savings Plan (the “Plan”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

1.	the Annual Report on Form 11-K of the Plan for the year ended December 31, 2002 (the “Form 11-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. § 78m or 78o(d)); and

2.	the information contained in the Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 27, 2003	/s/ PAMELA D. GORMLEY
Pamela D. Gormley
Corporate Controller
(equivalent of Chief Financial Officer of the Plan)